Exhibit 99.1

DFIN Reports Third-Quarter 2024 Results

CHICAGO – October 31, 2024 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the third quarter of 2024.

Highlights for the third quarter of 2024:

•
Record third-quarter software solutions net sales of $82.2 million, an increase of 12.3%, or 13.6% on an organic basis(a), from the third quarter of 2023; Software solutions net sales accounted for 45.8% of total net sales, up from 40.7% in the third quarter of 2023.
•
Total net sales of $179.5 million, a decrease of 0.3%, or an increase of 0.2% on an organic basis(a), from the third quarter of 2023; net sales change was comprised of:
o
Increase in software solutions net sales of $9.0 million (a 12.3% increase, or 13.6% on an organic basis(a)),
o
Decrease in tech-enabled services net sales of $5.2 million (a 6.5% decrease), and
o
Decrease in print and distribution net sales of $4.3 million (a 16.3% decrease)
•
Net earnings of $8.7 million, or $0.29 per diluted share; Adjusted EBITDA(a) of $43.2 million and Adjusted EBITDA margin(a) of 24.1%.
•
Operating Cash Flow(b) of $86.4 million and Free Cash Flow(a) of $67.3 million, improvements of $5.9 million and $6.0 million, respectively, from the third quarter of 2023.
•
Gross leverage(a) of 0.5x and net leverage(a) of 0.4x as of September 30, 2024.
•
The Company repurchased 208,254 shares for approximately $13.3 million at an average price of $63.96 per share. As of September 30, 2024, the remaining share repurchase authorization was $108.7 million.

(a) Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, organic net sales, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(b) Defined as net cash provided by operating activities.

“We are pleased with the continued momentum in the growth of our software solutions net sales, which increased 13.6% on an organic basis versus third quarter of 2023, marking the third consecutive quarter of double-digit organic net sales growth. The growth in software solutions net sales continues to be led by the performance of Venue, our virtual dataroom offering, which grew approximately 27% year-over-year. In addition, we experienced improvements in the growth rates of our recurring compliance software products, Arc Suite and ActiveDisclosure. Arc Suite posted stronger sales growth in the third quarter compared to recent trend, reflecting incremental revenue from our Tailored Shareholder Reports offering. Further, ActiveDisclosure subscription revenue growth also improved relative to trend, as we continue to make progress to increase the adoption of ActiveDisclosure,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “As we anticipated, the level of capital markets deal activity remained soft during the third quarter, with new equity issuances and M&A activity remaining well below historical levels. Despite the ongoing weakness in the capital markets transactional environment that resulted in our third-quarter transactional revenue being down nearly 8% from the prior year, our margin performance remained resilient. Adjusted EBITDA margin in the quarter was 24.1%, which demonstrates our ability to sustainably deliver a solid level of profitability across various market conditions. Additionally, consistent with our first-half performance, we delivered higher year-over-year operating cash flow and free cash flow during the third quarter, primarily as a result of continued improvement in working capital management.”

“Moving forward, our solid financial results and strong balance sheet provide us with the financial flexibility to continue to invest in generating a more favorable recurring revenue mix, including capturing recurring revenue opportunities from current and future regulatory changes. In addition, we will continue to prudently manage our cost structure and remain disciplined in the allocation of capital as we execute our transformation to become the market leading provider of regulatory and compliance solutions,” Leib concluded.

Net Sales

Net sales in the third quarter of 2024 were $179.5 million, a decrease of $0.5 million, or 0.3% (an increase of 0.2% on an organic basis), from the third quarter of 2023. Net sales decreased primarily due to lower capital markets and investment companies compliance revenue, part of which is related to a reduction in print and distribution volumes, lower capital markets transactional revenue, which decreased $3.8 million year-over-year, and the impact of the eBrevia disposition, partially offset by higher software solutions net sales primarily driven by Venue and Arc Suite.

Net Earnings

For the third quarter of 2024, net earnings were $8.7 million, or $0.29 per diluted share, as compared to $18.1 million, or $0.60 per diluted share, in the third quarter of 2023. Net earnings in the third quarter of 2024 included after-tax charges of $5.6 million, or $0.19 per diluted share, primarily related to share-based compensation expense. Net earnings in the third quarter of 2023 included after-tax charges of $3.6 million, or $0.12 per diluted share, primarily related to share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the third quarter of 2024, Adjusted EBITDA was $43.2 million, a decrease of $6.2 million as compared to the third quarter of 2023. Adjusted EBITDA margin was 24.1%, a decrease of approximately 330 basis points as compared to the third quarter of 2023. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher compensation-related expense compared to the third quarter of 2023, part of which is related to overlapping favorable changes in accruals in the third quarter of 2023, and lower capital markets transactional and compliance volumes, partially offset by higher software solutions net sales and cost control initiatives.

For the third quarter of 2024, non-GAAP net earnings were $14.3 million, or $0.48 per diluted share, as compared to $21.7 million, or $0.72 per diluted share, in the third quarter of 2023.

Reconciliations of net sales to organic net sales, net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Company Results and Conference Call

DFIN’s earnings press release for the third quarter of 2024, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on October 31, 2024, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on October 31, 2024, at 9:00 a.m. Eastern time to discuss financial results for the third quarter of 2024, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is a leading global provider of innovative software and technology-enabled financial regulatory and compliance solutions. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on X (formerly Twitter) @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non- GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$33.6	$23.1
Receivables, less allowances for expected losses of $24.4 in 2024 (2023 - $18.9)	178.0	151.8
Prepaid expenses and other current assets	25.7	31.0
Assets held for sale	—	2.6
Total current assets	237.3	208.5
Property, plant and equipment, net	11.5	13.5
Operating lease right-of-use assets	11.8	16.4
Software, net	95.0	87.6
Goodwill	405.9	405.8
Deferred income taxes, net	51.2	45.8
Other noncurrent assets	30.9	29.3
Total assets	$843.6	$806.9

Liabilities
Accounts payable	$33.8	$33.9
Operating lease liabilities	11.2	14.0
Accrued liabilities	162.1	153.7
Total current liabilities	207.1	201.6
Long-term debt	124.6	124.5
Deferred compensation liabilities	13.9	13.1
Pension and other postretirement benefits plans liabilities	31.2	34.4
Noncurrent operating lease liabilities	6.3	12.1
Other noncurrent liabilities	16.0	19.0
Total liabilities	399.1	404.7

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 38.8 shares and 28.9 shares in 2024 (2023 - 38.0 shares and 29.1 shares)	0.4	0.4
Treasury stock, at cost: 9.9 shares in 2024 (2023 - 8.9 shares)	(326.6)	(262.1)
Additional paid-in capital	325.4	305.7
Retained earnings	522.2	436.1
Accumulated other comprehensive loss	(76.9)	(77.9)
Total equity	444.5	402.2
Total liabilities and equity	$843.6	$806.9

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales
Tech-enabled services	$75.2	$80.4	$260.3	$263.3
Software solutions	82.2	73.2	248.1	219.0
Print and distribution	22.1	26.4	117.2	138.4
Total net sales	179.5	180.0	625.6	620.7
Cost of sales (a)
Tech-enabled services	29.2	29.3	93.7	99.6
Software solutions	27.6	25.9	80.3	81.2
Print and distribution	11.9	15.7	61.3	78.6
Total cost of sales	68.7	70.9	235.3	259.4
Selling, general and administrative expenses (a)	74.0	65.4	222.9	212.1
Depreciation and amortization	17.2	14.4	45.4	41.2
Restructuring, impairment and other charges, net	1.4	(0.3)	4.5	8.4
Other operating income, net	—	(0.2)	(9.8)	(0.6)
Income from operations	18.2	29.8	127.3	100.2
Interest expense, net	3.1	4.1	10.4	12.2
Investment and other income, net	(0.3)	(0.1)	(1.1)	(7.3)
Earnings before income taxes	15.4	25.8	118.0	95.3
Income tax expense	6.7	7.7	31.9	23.7
Net earnings	$8.7	$18.1	$86.1	$71.6

Net earnings per share:
Basic	$0.30	$0.62	$2.94	$2.44
Diluted	$0.29	$0.60	$2.86	$2.36
Weighted average number of common shares outstanding:
Basic	29.1	29.4	29.3	29.4
Diluted	29.9	30.3	30.1	30.4

__________

(a)
Exclusive of depreciation and amortization

	Three Months Ended September 30,		Nine Months Ended September 30,
Components of depreciation and amortization:	2024	2023	2024	2023
Cost of sales	$16.7	$12.8	$43.8	$37.1
Selling, general and administrative expenses	0.5	1.6	1.6	4.1
Total depreciation and amortization	$17.2	$14.4	$45.4	$41.2

Additional information:
Gross profit (b)	$94.1	$96.3	$346.5	$324.2
Exclude: Depreciation and amortization	16.7	12.8	43.8	37.1
Non-GAAP gross profit	$110.8	$109.1	$390.3	$361.3
Gross margin (b)	52.4%	53.5%	55.4%	52.2%
Non-GAAP gross margin	61.7%	60.6%	62.4%	58.2%

SG&A as a % of total net sales (a)	41.2%	36.3%	35.6%	34.2%
Operating margin	10.1%	16.6%	20.3%	16.1%
Effective tax rate	43.5%	29.8%	27.0%	24.9%

__________

(b)
Inclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2024

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$94.1	$74.0	$18.2	10.1%	$8.7	$0.29
Exclude: Depreciation and amortization	16.7
Non-GAAP measures	110.8
Non-GAAP % of total net sales	61.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.4	0.8%	1.0	0.03
Share-based compensation expense	—	(6.7)	6.7	3.7%	4.7	0.16
Non-income tax, net	—	0.3	(0.3)	(0.2%)	(0.1)	—
Total Non-GAAP adjustments (b)	—	(6.4)	7.8	4.3%	5.6	0.19
Adjusted Non-GAAP measures (b)	$110.8	$67.6	$26.0	14.5%	$14.3	$0.48
Adjusted Non-GAAP % of total net sales	61.7%	37.7%

	For the Nine Months Ended September 30, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$346.5	$222.9	$127.3	20.3%	$86.1	$2.86
Exclude: Depreciation and amortization	43.8
Non-GAAP measures	390.3
Non-GAAP % of total net sales	62.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	4.5	0.7%	3.3	0.11
Share-based compensation expense	—	(19.2)	19.2	3.1%	10.4	0.35
Gain on sale of long-lived assets	—	—	(9.8)	(1.6%)	(7.0)	(0.23)
Non-income tax, net	—	1.0	(1.0)	(0.2%)	(0.6)	(0.02)
Gain on investments in equity securities (c)	—	—	—	—	(0.3)	(0.01)
Total non-GAAP adjustments (b)	—	(18.2)	12.9	2.1%	5.8	0.19
Adjusted Non-GAAP measures (b)	$390.3	$204.7	$140.2	22.4%	$91.9	$3.05
Adjusted Non-GAAP % of total net sales	62.4%	32.7%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is included in investment and other income, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2023

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$96.3	$65.4	$29.8	16.6%	$18.1	$0.60
Exclude: Depreciation and amortization	12.8
Non-GAAP measures	109.1
Non-GAAP % of total net sales	60.6%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	(0.3)	(0.2%)	(0.3)	(0.01)
Share-based compensation expense	—	(6.1)	6.1	3.4%	4.2	0.14
Non-income tax, net	—	0.4	(0.4)	(0.2%)	(0.2)	(0.01)
Gain on sale of long-lived assets	—	—	(0.2)	(0.1%)	(0.1)	—
Total Non-GAAP adjustments (b)	—	(5.7)	5.2	2.9%	3.6	0.12
Adjusted Non-GAAP measures (b)	$109.1	$59.7	$35.0	19.4%	$21.7	$0.72
Adjusted Non-GAAP % of total net sales	60.6%	33.2%

	For the Nine Months Ended September 30, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$324.2	$212.1	$100.2	16.1%	$71.6	$2.36
Exclude: Depreciation and amortization	37.1
Non-GAAP measures	361.3
Non-GAAP % of total net sales	58.2%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	8.4	1.4%	6.1	0.20
Share-based compensation expense	—	(17.1)	17.1	2.8%	9.1	0.30
Accelerated rent expense	0.5	(0.1)	0.6	0.1%	0.4	0.01
Non-income tax, net	—	0.8	(0.8)	(0.1%)	(0.5)	(0.02)
Gain on sale of long-lived assets	—	—	(0.6)	(0.1%)	(0.4)	(0.01)
Gain on investments in equity securities (c)	—	—	—	—	(5.0)	(0.16)
Total non-GAAP adjustments (b)	0.5	(16.4)	24.7	4.0%	9.7	0.31
Adjusted Non-GAAP measures (b)	$361.8	$195.7	$124.9	20.1%	$81.3	$2.67
Adjusted Non-GAAP % of total net sales	58.3%	31.5%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is included in investment and other income, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended September 30, 2024 and 2023

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended September 30, 2024
Net sales	$53.3	$63.5	$28.9	$33.8	$—	$179.5
Income (loss) from operations	6.2	14.8	4.2	9.1	(16.1)	18.2
Operating margin %	11.6%	23.3%	14.5%	26.9%	nm	10.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	—	1.0	0.3	—	0.1	1.4
Share-based compensation expense	—	—	—	—	6.7	6.7
Non-income tax, net	(0.1)	—	(0.1)	(0.1)	—	(0.3)
Total Non-GAAP adjustments	(0.1)	1.0	0.2	(0.1)	6.8	7.8

Non-GAAP income (loss) from operations	$6.1	$15.8	$4.4	$9.0	$(9.3)	$26.0
Non-GAAP operating margin %	11.4%	24.9%	15.2%	26.6%	nm	14.5%

Depreciation and amortization	7.1	4.3	4.5	1.2	0.1	17.2
Adjusted EBITDA	$13.2	$20.1	$8.9	$10.2	$(9.2)	$43.2
Adjusted EBITDA margin %	24.8%	31.7%	30.8%	30.2%	nm	24.1%

Capital expenditures	$9.9	$2.1	$6.0	$0.5	$0.6	$19.1

For the Three Months Ended September 30, 2023
Net sales	$46.5	$70.1	$26.7	$36.7	$—	$180.0
Income (loss) from operations	4.9	24.9	6.6	11.2	(17.8)	29.8
Operating margin %	10.5%	35.5%	24.7%	30.5%	nm	16.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	(0.5)	0.1	(0.1)	0.1	0.1	(0.3)
Share-based compensation expense	—	—	—	—	6.1	6.1
Non-income tax, net	(0.2)	(0.1)	(0.1)	—	—	(0.4)
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
Total Non-GAAP adjustments	(0.7)	(0.2)	(0.2)	0.1	6.2	5.2

Non-GAAP income (loss) from operations	$4.2	$24.7	$6.4	$11.3	$(11.6)	$35.0
Non-GAAP operating margin %	9.0%	35.2%	24.0%	30.8%	nm	19.4%

Depreciation and amortization	7.7	1.9	3.5	1.2	0.1	14.4
Adjusted EBITDA	$11.9	$26.6	$9.9	$12.5	$(11.5)	$49.4
Adjusted EBITDA margin %	25.6%	37.9%	37.1%	34.1%	nm	27.4%

Capital expenditures	$11.6	$1.8	$5.0	$0.4	$0.4	$19.2

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Nine Months Ended September 30, 2024 and 2023

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Nine Months Ended September 30, 2024
Net sales	$163.6	$268.4	$84.5	$109.1	$—	$625.6
Income (loss) from operations	30.1	96.4	14.8	33.2	(47.2)	127.3
Operating margin %	18.4%	35.9%	17.5%	30.4%	nm	20.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	2.4	0.4	0.1	1.3	4.5
Share-based compensation expense	—	—	—	—	19.2	19.2
Gain on sale of long-lived assets	—	(9.8)	—	—	—	(9.8)
Non-income tax, net	(0.5)	(0.1)	(0.3)	(0.1)	—	(1.0)
Total Non-GAAP adjustments	(0.2)	(7.5)	0.1	—	20.5	12.9

Non-GAAP income (loss) from operations	$29.9	$88.9	$14.9	$33.2	$(26.7)	$140.2
Non-GAAP operating margin %	18.3%	33.1%	17.6%	30.4%	nm	22.4%

Depreciation and amortization	20.3	8.4	13.1	3.5	0.1	45.4
Adjusted EBITDA	$50.2	$97.3	$28.0	$36.7	$(26.6)	$185.6
Adjusted EBITDA margin %	30.7%	36.3%	33.1%	33.6%	nm	29.7%

Capital expenditures	$24.3	$5.9	$17.0	$2.3	$1.3	$50.8

For the Nine Months Ended September 30, 2023
Net sales	$137.9	$287.1	$81.1	$114.6	$—	$620.7
Income (loss) from operations	8.7	88.5	18.3	35.4	(50.7)	100.2
Operating margin %	6.3%	30.8%	22.6%	30.9%	nm	16.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	2.5	4.4	0.5	0.1	0.9	8.4
Share-based compensation expense	—	—	—	—	17.1	17.1
Accelerated rent expense	—	0.6	—	—	—	0.6
Non-income tax, net	(0.5)	(0.1)	(0.2)	—	—	(0.8)
Gain on sale of long-lived assets	—	(0.6)	—	—	—	(0.6)
Total Non-GAAP adjustments	2.0	4.3	0.3	0.1	18.0	24.7

Non-GAAP income (loss) from operations	$10.7	$92.8	$18.6	$35.5	$(32.7)	$124.9
Non-GAAP operating margin %	7.8%	32.3%	22.9%	31.0%	nm	20.1%

Depreciation and amortization	21.8	5.6	10.2	3.5	0.1	41.2
Adjusted EBITDA	$32.5	$98.4	$28.8	$39.0	$(32.6)	$166.1
Adjusted EBITDA margin %	23.6%	34.3%	35.5%	34.0%	nm	26.8%

Capital expenditures	$23.4	$4.8	$12.3	$1.4	$1.1	$43.0

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2024	2023
Operating Activities
Net earnings	$86.1	$71.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	45.4	41.2
Provision for expected losses on accounts receivable	14.3	10.8
Share-based compensation expense	19.2	17.1
Deferred income taxes	(5.7)	(10.2)
Net pension plan income	(0.8)	(0.5)
Gain on sale of long-lived assets	(9.8)	(0.6)
Gain on sale of investments in equity securities	(0.2)	(6.9)
Amortization of operating lease right-of-use assets	6.9	9.5
Other	1.6	0.7
Changes in operating assets and liabilities:
Receivables, net	(40.2)	(37.0)
Prepaid expenses and other current assets	0.4	1.8
Accounts payable	—	(13.8)
Income taxes payable and receivable	4.0	1.3
Accrued liabilities and other	5.5	(22.1)
Operating lease liabilities	(10.6)	(12.3)
Pension and other postretirement benefits plans contributions	(1.4)	(1.4)
Net cash provided by operating activities	114.7	49.2
Investing Activities
Capital expenditures	(50.8)	(43.0)
Proceeds from sale of long-lived assets	12.4	—
Proceeds from sales of investments in equity securities	0.2	9.9
Net cash used in investing activities	(38.2)	(33.1)
Financing Activities
Revolving facility borrowings	159.5	218.0
Payments on revolving facility borrowings	(159.5)	(221.5)
Treasury share repurchases	(64.4)	(35.4)
Cash received for common stock issuances	0.6	1.9
Finance lease payments	(2.1)	(1.7)
Net cash used in financing activities	(65.9)	(38.7)
Effect of exchange rate on cash and cash equivalents	(0.1)	0.1
Net increase (decrease) in cash and cash equivalents	10.5	(22.5)
Cash and cash equivalents at beginning of year	23.1	34.2
Cash and cash equivalents at end of period	$33.6	$11.7
Supplemental cash flow information:
Income taxes paid (net of refunds)	$33.5	$32.4
Interest paid	$10.7	$12.8
Non-cash investing activities:
Capitalized software included in accounts payable	$0.1	$1.7
Non-cash consideration from sale of investment in an equity security	$—	$2.9

Additional Information:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$86.4	$80.5	$114.7	$49.2
Less: capital expenditures	19.1	19.2	50.8	43.0
Free Cash Flow	$67.3	$61.3	$63.9	$6.2

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2024	$53.3	$63.5	$28.9	$33.8	$179.5

For the Three Months Ended September 30, 2023	$46.5	$70.1	$26.7	$36.7	$180.0

Net sales change	14.6%	(9.4%)	8.2%	(7.9%)	(0.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	—	—	0.4%	—	0.1%

Year-over-year impact of the eBrevia disposition	(2.2%)	—	—	—	(0.6%)

Net organic sales change	16.8%	(9.4%)	7.8%	(7.9%)	0.2%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2024	$163.6	$268.4	$84.5	$109.1	$625.6

For the Nine Months Ended September 30, 2023	$137.9	$287.1	$81.1	$114.6	$620.7

Net sales change	18.6%	(6.5%)	4.2%	(4.8%)	0.8%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	—	—	0.2%	—	—

Year-over-year impact of the eBrevia disposition	(2.2%)	—	—	—	(0.5%)

Net organic sales change	20.8%	(6.5%)	4.0%	(4.8%)	1.3%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2024	$75.2	$82.2	$22.1	$179.5

For the Three Months Ended September 30, 2023	$80.4	$73.2	$26.4	$180.0

Net sales change	(6.5%)	12.3%	(16.3%)	(0.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	—	0.1%	—	0.1%

Year-over-year impact of the eBrevia disposition	—	(1.4%)	—	(0.6%)

Net organic sales change	(6.5%)	13.6%	(16.3%)	0.2%

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2024	$260.3	$248.1	$117.2	$625.6

For the Nine Months Ended September 30, 2023	$263.3	$219.0	$138.4	$620.7

Net sales change	(1.1%)	13.3%	(15.3%)	0.8%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	—	0.1%	—	—

Year-over-year impact of the eBrevia disposition	—	(1.4%)	—	(0.5%)

Net organic sales change	(1.1%)	14.6%	(15.3%)	1.3%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net earnings	$96.7	$8.7	$44.1	$33.3	$10.6
Adjustments
Restructuring, impairment and other charges, net	5.9	1.4	1.3	1.8	1.4
Share-based compensation expense	24.6	6.7	7.4	5.1	5.4
Loss on sale of a business	6.1	—	—	—	6.1
Accelerated rent expense	3.1	—	—	—	3.1
Disposition-related expenses	0.3	—	—	—	0.3
Gain on sale of long-lived assets	(10.0)	—	—	(9.8)	(0.2)
Non-income tax, net	(1.1)	(0.3)	(0.3)	(0.4)	(0.1)
Gain on investments in equity securities	(0.5)	—	(0.3)	(0.1)	(0.1)
Depreciation and amortization	60.9	17.2	14.3	13.9	15.5
Interest expense, net	14.0	3.1	3.7	3.6	3.6
Investment and other income, net	(1.1)	(0.3)	(0.1)	(0.3)	(0.4)
Income tax expense (benefit)	28.0	6.7	17.1	8.1	(3.9)
Total Non-GAAP adjustments	130.2	34.5	43.1	21.9	30.7
Adjusted EBITDA	$226.9	$43.2	$87.2	$55.2	$41.3

Tech-enabled services	$333.9	$75.2	$102.2	$82.9	$73.6
Software solutions	321.8	82.2	85.6	80.3	73.7
Print and distribution	146.4	22.1	54.9	40.2	29.2
Total net sales	$802.1	$179.5	$242.7	$203.4	$176.5

Adjusted EBITDA margin %	28.3%	24.1%	35.9%	27.1%	23.4%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net earnings	$82.5	$18.1	$37.7	$15.8	$10.9
Adjustments
Restructuring, impairment and other charges, net	11.5	(0.3)	(2.2)	10.9	3.1
Share-based compensation expense	22.5	6.1	6.7	4.3	5.4
Accelerated rent expense	1.2	—	0.1	0.5	0.6
Loss on sale of a business	0.7	—	—	—	0.7
Disposition-related expenses	0.1	—	—	—	0.1
Gain on investments in equity securities	(6.9)	—	(0.2)	(6.7)	—
Non-income tax, net	(1.0)	(0.4)	(0.2)	(0.2)	(0.2)
Gain on sale of long-lived assets	(0.6)	(0.2)	(0.1)	(0.3)	—
COVID-19 related recoveries	(0.2)	—	—	—	(0.2)
Depreciation and amortization	53.9	14.4	14.4	12.4	12.7
Interest expense, net	15.5	4.1	4.6	3.5	3.3
Investment and other income, net	(0.6)	(0.1)	(0.1)	(0.2)	(0.2)
Income tax expense	26.8	7.7	13.6	2.4	3.1
Total Non-GAAP adjustments	122.9	31.3	36.6	26.6	28.4
Adjusted EBITDA	$205.4	$49.4	$74.3	$42.4	$39.3

Tech-enabled services	$331.8	$80.4	$104.5	$78.4	$68.5
Software solutions	287.7	73.2	75.7	70.1	68.7
Print and distribution	168.9	26.4	61.9	50.1	30.5
Total net sales	$788.4	$180.0	$242.1	$198.6	$167.7

Adjusted EBITDA margin %	26.1%	27.4%	30.7%	21.3%	23.4%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2024		December 31, 2023		September 30, 2023
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	—		—		41.5
Impact on availability related to outstanding letters of credit	1.0		1.0		1.0
Amount used under the Revolving Facility	1.0		1.0		42.5

Availability under the Revolving Facility	299.0		299.0		257.5

Cash and cash equivalents	33.6		23.1		11.7

Net Available Liquidity	$332.6		$322.1		$269.2

Term Loan A Facility	$125.0		$125.0		$125.0
Borrowings under the Revolving Facility	—		—		41.5
Unamortized debt issuance costs	(0.4)		(0.5)		(0.6)
Total debt	$124.6		$124.5		$165.9

Adjusted EBITDA for the twelve months ended September 30, 2024 and 2023, and the year ended December 31, 2023	$226.9		$207.4		$205.4

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.5	x	0.6	x	0.8	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	91.0		101.4		154.2

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.4	x	0.5	x	0.8	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of September 30, 2024, there were no borrowings outstanding under the Revolving Facility as well as $2.5 million in outstanding letters of credit and bank guarantees, of which $1.0 million of the outstanding letters of credit reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended September 30, 2024 and existing debt, the Company would have had the ability to utilize the remaining $299.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.